UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2008
OCEAN POWER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33417	22-2535818

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 730-0400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On October 1, 2008, Ocean Power Technologies, Inc. (Nasdaq: OPTT and London Stock Exchange AIM: OPT) (“OPT”) entered into a Financial Assistance Award agreement with the US Department of Energy (DoE) in support of OPT’s wave power project in Reedsport, Oregon.
OPT will be eligible to receive US$2.0 million over the term of the agreement, which will be used to help fund the fabrication, assembly and factory testing of the first PowerBuoy(R) to be installed at the Reedsport site. This system will be a 150 kilowatt-rated PB150 PowerBuoy. The PowerBuoy is expected to be ready for deployment in the second half of 2009.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Financial Assistance Award, a copy of which will be filed as an exhibit to OPT’s next quarterly report on Form 10-Q for the period ended October 31, 2008.

Item 8.01	Other Events.
On October 2, 2008, OPT issued a press release announcing the grant of the Financial Assistance Award. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release issued by the Company dated October 2, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: October 7, 2008	By:	/s/ CHARLES F. DUNLEAVY
Charles F. Dunleavy
Senior Vice President and Chief Financial Officer